Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Amendment No. 5 to Registration Statement (Registration Statement No. 333-124287) on Form S-1 of Hexion Specialty Chemicals, Inc. of our report dated April 29, 2005 relating to the combined financial statements of the Resin Business of the Bakelite Group, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Düsseldorf, September 14, 2005

PricewaterhouseCoopers

Aktiengesellschaft

Wirtschaftsprüfungsgesellschaft

/s/ Eckhard Sprinkmeier	/s/ HANS-PETER KREIBICH
Eckhard Sprinkmeier Wirtschaftsprüfer [German Public Accountant]	Hans-Peter Kreibich Wirtschaftsprüfer [German Public Accountant]